FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This **FIRST AMENDMENT TO EMPLOYMENT AGREEMENT** (this "Agreement"), dated as of January 12, 2016, is entered into between **APOLLO MEDICAL MANAGEMENT, INC.**, a California corporation ("Employer"), and **ADRIAN VAZQUEZ, M.D.** ("Employee").

RECITALS

A. Reference is made to the Employment Agreement, dated as of March 28, 2014, between the parties hereto (as amended from time to time, the "Employment Agreement").

B. The parties desire to amend the Employment Agreement on the terms set forth herein.

C. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Incentive Bonus. As an incentive to further the interests of Employer and to promote its financial success, promptly after execution hereof, Employer shall pay Employee an incentive bonus of $15,000.

2 Amendment of Employment Agreement. Section 3(d) of the Employment Agreement is hereby amended to state in full as follows:

> "(d) Paid Time Off. During the term, the Employee shall be entitled to 20 days of paid time off ("PTO") per calendar year which shall be accrued ratably during the calendar year, to be taken at such times and intervals as shall be agreed to by the Employer and the Employee in their reasonable discretion. Employee shall be entitled to accrue a maximum of 20 days of paid time off. Accrued and unused PTO up to the entitled 20 days which the Employee has failed to take during the calendar year shall be paid as ordinary income at the end of the calendar year."

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, without regard to choice of law and conflicts of law rules).

4. Full Force and Effect. Except as expressly provided herein, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

5. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

6. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

7. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

EMPLOYER:

APOLLO MEDICAL MANAGEMENT, INC.

DocuSigned by:

By: ______________________

Name: Warren Hosseinion M.D.

Title: Chief Executive Officer

EMPLOYEE:

ADRIAN VAZQUEZ, M.D.

DocuSigned by:

____

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